Exhibit 10.27.1


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                             JOINT VENTURE AGREEMENT




                                     between




                 ISKO DOKUMA ISLETMELERI SANAYI VE TICARET A.S.




                                       and




                             CONE MILLS CORPORATION

                                       and




                               Zekeriye Konukoglu


                                       and


                                 Fatih Konukoglu

                                       and

                                Oguzhan Gurdogan


                            Dated as of June 17, 2002






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                                TABLE OF CONTENTS


                                                                           Page


                                    ARTICLE I
                               STOCKHOLDER ACTIONS

1.1     Ordinary Actions..................................................... 2
1.2     Extraordinary Actions................................................ 2

                                   ARTICLE II
                               BOARD OF DIRECTORS

2.1     Board of Directors................................................... 3
2.2     Decisions by the Board of Directors.................................. 3
2.3     Election of Directors................................................ 5
2.4     Adoption of Initial Business Plan.................................... 6

                                   ARTICLE III
                                    OFFICERS

3.1     Nomination of Officers............................................... 6

                                   ARTICLE IV
                              CAPITAL CONTRIBUTIONS

4.1     Initial Capital Contributions........................................ 7
4.2     Additional Capital Contributions..................................... 7

                                    ARTICLE V
                              TRANSFER OF JV STOCK

5.1     Restrictions on Transfer of JV Stock................................. 8
5.2     Notification of Transfer Restrictions................................ 9

                                   ARTICLE VI
                         CERTAIN COVENANTS ANDAGREEMENTS

6.1     Financial and Other Information...................................... 9
6.2     Confidentiality..................................................... 10
6.3     Public Announcements................................................ 10
6.4     Compliance with Laws................................................ 11



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                                                                           Page

                                   ARTICLE VII
                                  MISCELLANEOUS

7.1     Definitions......................................................... 11
7.2     Termination......................................................... 13
7.3     Governing Law....................................................... 14
7.4     Arbitration......................................................... 14
7.5     Recapitalizations, Exchanges, etc. Affecting JV Stock............... 14
7.6     Amendment, Assignment, etc.......................................... 14
7.7     Notices............................................................. 14
7.8     Permitted Transferee Shares......................................... 15
7.9     Expenses............................................................ 15
7.10    Severability; Invalidity............................................ 15
7.11    No Third Party Beneficiaries........................................ 15
7.12    Translation......................................................... 15
7.13    Integration; Section Headings; Counterparts; etc.................... 15



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                             JOINT VENTURE AGREEMENT


     JOINT VENTURE AGREEMENT, dated as of June 17, 2002 between (1) CONE MILLS CORPORATION ("Cone"), a corporation organized under the laws of the State of North Carolina, United States of America, (2) ISKO DOKUMA ISLETMELERI SANAYI VE TICARET A.S., a corporation organized under the laws of Turkey, (3) Zekeriye Konukoglu, (4) Fatih Konukoglu and (5) Oguzhan Gurdogan (Isko Dokuma Isletmeleri Sanayi ve Ticaret A.S., Zekeriye Konukoglu, Fatih Konukoglu, and Oguzhan Gurdogan shall hereinafter collectively be referred to in this Agreement and all other agreements related to the Joint Venture as "Isko").


                                    RECITALS

     A. Isko and Cone wish to establish a joint venture to sell denim fabrics to Levi Strauss Europe or its 100% owned subsidiaries ("LSE") for Levi's(R) 501(R) jeans such fabrics to be marketed to LSE by Cone and produced by Isko based upon orders allocated by Cone and accepted by Isko (the "Project").

     B. Isko and Cone are in the process of forming and organizing IsKone Denim Pazarlama A.S. ("JV"), to be organized under the laws of Turkey within a Free Trade Zone, for the purpose of carrying out the Project.

     C. JV has issued to Isko 49,000 shares and Cone 51,000 shares of ordinary voting stock, par value $ 1.00 per share, representing all of the issued and outstanding shares of capital stock of JV (such shares of stock and all other shares of capital stock of JV which may be outstanding from time to time, the "JV Stock").

     D. Isko and Cone have contributed, or agreed to contribute, $49,000 and $51,000 respectively, to JV in cash.

     E. Isko and Cone have caused the articles of association set forth as Exhibit A to be adopted as the initial articles of association of JV (as amended from time to time, the "Articles of Association").

     F. Isko and Cone desire to set forth their agreement as to the management of JV, transfers of JV Stock and certain other matters relating to JV.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto agree as follows:



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                                    ARTICLE I
                               STOCKHOLDER ACTIONS

     1.1 Ordinary Actions. The following action (the "Ordinary Action") shall not be taken without the approval, at a duly convened Stockholders' meeting, of Stockholders holding a majority of the shares of JV Stock held by all Stockholders present or represented at such meeting; provided that Stockholders holding at least a majority of the outstanding shares of JV Stock are present or represented at such meeting: election of the members of the Board of Directors of JV (the "Board of Directors"), said Board of Directors to consist of four members with Cone and Isko each having the right to designate two Directors and two alternates

     1.2 Extraordinary Actions. None of the following actions (collectively, the "Extraordinary Actions") shall be taken without the approval, at a duly convened Stockholders' meeting, of Stockholders holding at least 75% of the outstanding shares of JV Stock.

     (a) any amendment to the Articles of Association;

     (b) appointment of the independent auditors of JV or approval or modification of the annual report of the Board of Directors, the annual financial statements of JV and the annual report of the auditors of JV;

     (c) any liquidation, merger/acquisition, dissolution, split-up, a sale of all or substantially all of its assets or similar transaction by or involving JV;

     (d) any recapitalization, capital increase or capital reduction by JV or issuance or repurchase of any equity securities of JV, securities convertible into or exchangeable for equity securities of JV or any options to acquire any of the foregoing;

     (e) declaring dividends based on the recommendation of the Board of Directors; provided however, in the event that there is no agreement between the stockholders of JV as to the distribution of profit, 100% of the profit for the relevant year shall be distributed to the Stockholders as dividends; or

     (f) any other actions which may be required by applicable Turkish law.



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                                   ARTICLE II
                               BOARD OF DIRECTORS

     2.1. Board of Directors. The Board of Directors shall have four members (each, a "Director") and four alternates. The members and the alternates may be elected for a maximum term of office of three (3) years. A member whose term of office expires may be re-elected.

     2.2 Decisions by the Board of Directors. (a) The Board of Directors shall meet as required by law, and otherwise when requested by any Director upon at least 20 days notice to each other Director. The Chairman of the Board of Directors shall prepare and furnish to each other Director, at least 10 days prior to any meeting of the Board of Directors, an agenda for such meeting, which agenda shall include any proposed action that any Director shall request by notice to the Chairman no later than 15 days prior to such meeting. Three Directors shall be required for a quorum of any meeting of the Board of Directors. Should there be a failure of a quorum and continued failure of a quorum for ninety days, then two Directors shall constitute a quorum for purposes of that meeting. Decisions may be taken by the Board of Directors without a meeting if a proposal for action is submitted in writing in turn to each of the members of the Board of Directors and each such member consents in writing to such action.

     (b) The following issues (collectively, the "Fundamental Actions") will require the affirmative vote of at least 3 directors, including at least one (1) of the directors nominated by each of Cone and Isko, except to the extent any such action is specifically set forth in a Business Plan approved by the Board of Directors in accordance herewith:

     (i) approval of the annual budget (including the annual investment budget), such approval to occur not later than December 30 of the preceding year, and any amendments thereto;

     (ii) approval  and   modification  of  any  business  plan  and  any  major
          investments to be made by the Company;

     (iii)appointment/dismissal and setting/modification of the compensation and other terms of employment of the Company's Chief Executive Officer or any other senior officer;

     (iv) approval and modification of the JV's "Signature Circular";

     (v) incur any capital commitment in excess of US$100,000 in any single transaction or in excess of US$150,000 in any one financial year of the Company other than those already agreed to in the annual capital budget;



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     (vi) entering  into,  amending,  terminating or replacing any Joint Venture
          Credit Facility or any other financing or credit agreement (other than draw downs under letters of credit or other financing arrangements
          previously   authorized  by  the  Board  of  Directors  in  accordance
          herewith);

     (vii)any draw down or other borrowing under any Joint Venture Credit Facility or any other previously authorized credit facility having an aggregate principal amount in excess of US$50,000 or equivalent;

     (viii) borrow or raise in excess of US$100,000 in any single transaction or in excess of US$150,000 in aggregate outstanding at any one time other than in the ordinary course of business;

     (ix) initiation or settlement of any claim, litigation, arbitration or other judicial or administrative proceedings against any third party where the amount at issue exceeds US$ 20,000 or its equivalent in any currency;

     (x) any authorization, declaration or payment of any dividend or other distribution on any shares of JV Stock;

     (xi) enter into equity joint venture arrangements or agreements in any market or country;

     (xii)acquire or dispose of any interest in any other company, partnership or business;

     (xiii) enter into or modify agreements between the JV and a Stockholder of the JV;

     (xiv)establish  depreciation policy rates and accruals;

     (xv) grant a power of attorney or powers of delegation or similar powers to any person if such power or delegation relates to any matter which is subject to the voting requirement of these provisions;

     (xvi)enter into any contract or series of related contracts with a duration of more than one (1) year other than contracts or agreements executed contemporaneously herewith related to this JV Agreement or otherwise in the ordinary course of business;

     (xvii) guarantee or lend any money;

     (xviii) set the terms and jurisdiction for any initial public offering of JV Stock, and



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     (xix)purchase,  sell,  mortgage charge or rent any property,  any assets or group of related  assets or any  interest  of JV or its  subsidiaries;

     (xx) approval of any  material  changes to the product  range of JV;

     (xxi)appointment or dismissal of external auditors;

     (xxii) the appointment or dismissal of JV's legal counsel or the adoption or modification of any material accounting or tax principle or practice of JV;

     (xxiii) the entry by JV into any significant business activity not related to the Project;

     (xxiv) any matter proposed at a meeting of the Board of Directors that was not contained in the agenda for such meeting previously furnished to each Director in accordance with Section 2.2(a); and

     (xxv)any other transactions not occurring in the ordinary course of business or issues which as a matter of Turkish legislation require the approval of the Board of Directors.


     (c) The Chairman of the Board of Directors shall have the power to break ties in the event of a deadlock among the Directors. The Vice Chairman shall not have the power to break ties.

     (d) No fees shall be paid to Directors for serving on the Board of Directors.

     2.3. Election of Directors. (a) Directors and alternates shall be designated as follows: (i) Cone and Isko shall each have the right to designate two Directors and two alternates and (ii) any positions on the Board of Directors (including alternates) not filled by persons designated in accordance with the foregoing clause (i) shall be elected by the Stockholders in accordance with the Articles of Association at a duly convened Stockholders' meeting. The initial Directors and their respective alternates are set forth on Schedule I.

     (b) Each Stockholder shall vote its shares of JV Stock so as to elect and continue in office the Directors and alternates designated in accordance with this Section 2.3. Each Stockholder entitled to designate directors and alternates pursuant to clause (i) of Section 2.3 (a) shall have the right to replace any of its designees at any time by notice to the other Stockholders and, in such event, such other Stockholders shall take such



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actions as are necessary in order to elect such replacement as promptly as practicable, including without limitation by convening and holding a meeting of Stockholders.

     (c) In the event a Stockholder entitled to designate Directors and alternates pursuant to clauses (i) or (ii) of Section 2.3 (a) is not permitted to do so as a result of any foreign investment or other applicable laws or any provision of the Articles of Association restricting ownership of different classes or series of JV Stock, each Stockholder shall use its best efforts and take such actions as are necessary to cause such Stockholder's designees to be elected as Directors and alternates as promptly as practicable and to otherwise give effect to the provisions of Sections 2.3 (a) and (b).

     (d) Cone shall have the right to designate the Chairman of the Board of Directors, and to replace such Chairman at any time by notice to the Board of Directors and Isko. Isko shall have the right to designate the Vice Chairman of the Board of Directors, and to replace such Vice Chairman at any time by notice to the Board of Directors and Cone.

     2.4. Adoption of Initial Business Plan. Isko and Cone shall cause the Board of Directors to adopt, as promptly as practicably possible, a business plan for JV covering the period from the Commercial Operation Date until the end of the third full fiscal year of JV.


                                   ARTICLE III
                                    OFFICERS

     3.1. Nomination of Officers. (a) The chief executive officer "CEO" and the chief financial officer "CFO" shall be appointed as follows: (i) Cone may propose, for approval by the Board of Directors, candidates for the chief executive officer, who shall also be a Director; and (ii) Isko shall propose, for approval by the Board of Directors, candidates for the chief financial officer.

     (b) In addition to the CFO's primary duties, the CFO together with a second officer of the JV, shall be authorized to represent and administer the JV's business affairs, through a "Signature Circular" which addresses the following authorizations:

     i) to purchase products for the JV, sell and invoice to LSE and remit payments pursuant to the Transfer Price Agreement upon receipt of funds from LSE;

     ii) to represent JV for JV's business affairs in government and private offices, banks, with real persons and legal entities, to sign all documents, checks, agreements and contracts;

     iii) to represent JV in cashing checks up to $ 10,000, making payments, making transfers between JV's bank accounts, nullify issued payment warnings, instructing transfers for matters,

     iv)  to represent JV in JV's following matters:



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          1.   Deposit and/or withdrawal of guarantees;

          2. Official correspondence and declarations including administrative; financial, general formal governmental and institutional declarations, payroll, balance sheet, income statements, and accounting status;

          3. Receipts and required statements for banks, producers, suppliers and customers;

          4. Preparation of customs declaration forms and all other customs related processes and documentation;

          5. Correspondence and resolution of all matters with the Social Security Administration and The Regional Labor Department;

          6.   Agreements and resolution of all matters with Water, Electricity,
               Natural   Gas,   Power,   PTT    (communications),    and   alike
               organizations;

          7.   All  correspondence  and  resolution  of  all  matters  with  the
               transportation   and   logistics   companies   related   to   all
               import/export activities;

          8. Insurance policies, and resolution of all matters related to damage, damage control, and compensations; and

          9.   Acceptance of guarantee letters, cashing of guarantee letters;

     v) to represent JV in transferring and wiring funds between JV's bank accounts and resolving all matters related to the subjects between JV's bank accounts.

     (b) The other senior officers shall be nominated and elected by the Board of Directors pursuant to Section 2.2 (b) and in accordance with the Articles of Association.

     (c) The chief executive officer and chief financial officer can be terminated only for provable cause.


                                   ARTICLE IV
                              CAPITAL CONTRIBUTIONS

     4.1. Initial Capital Contributions. On or prior to the date hereof, each of Isko and Cone has contributed to JV $ 49,000 and $ 51,000, respectively, in cash in consideration for the shares of JV Stock for which they have initially subscribed.

     4.2. Additional Capital Contributions. From time to time upon receipt of written notice from JV (the "Contribution Notice"), each of Isko and Cone shall, on the tenth day following receipt of the Contribution Notice or such later date as specified therein, contribute in cash in such additional amounts (each, an "Additional



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Contribution") as directed by JV in the Contribution Notice; provided that the aggregate amount contributed to JV by each of Isko and Cone under this Article IV shall not exceed $ 50,000.


                                    ARTICLE V
                              TRANSFER OF JV STOCK

     5.1. Restrictions on Transfer of JV Stock. (a) No Stockholder may, directly or indirectly, sell, transfer, assign, pledge, option, mortgage, hypothecate or otherwise dispose of or encumber (collectively, "transfer") any shares of JV Stock to any Person, except (i) at any time following the fourth anniversary of the date hereof, upon compliance with Sections 5.1 (b) and (c), or (ii) to a Permitted Transferee of such Stockholder upon compliance with Section 5.1 (b).

     (b) No Stockholder or any of its successors in interest shall transfer any shares of JV Stock to any Person pursuant to clauses (i) or (ii) of Section 5.1
(a) unless and until all other Stockholders grant written consent and such Person shall have agreed in writing, in a manner acceptable in form and substance to each other Stockholder, to accept such shares of JV Stock subject to the terms and conditions of and to be bound by this Agreement. Each party hereto shall be, and shall remain, obligated for the performance by any of such party's Permitted Transferees of its obligations hereunder in the event of a transfer of any shares of JV Stock to such Permitted Transferee. Upon execution and delivery of a writing meeting the requirements of the first sentence of this
Section 5.1 (b), any such transferee shall constitute a Stockholder for all purposes of this Agreement.

     (c) Any transfer of JV Stock in accordance with Section 5.1(a)(i) shall be pursuant to the following process:

     (i) If any Stockholder desires to transfer JV Stock, the independent auditors of JV ("Auditor") will be retained to administer the transfer process;

     (ii) The Stockholder seeking to transfer JV Stock (the "Seller") shall notify the Auditor in writing of its intention to sell and at what price per share;

     (iii)Auditor   will   notify   the   other   Stockholder(s)   (the   "Other
          Stockholder(s)") of the Seller's intent to sell and the price within five days;

     (iv) Upon receipt of such notice, the Other Stockholder(s) shall have 30 days within which to inform Auditor if they wish to buy Seller's JV Stock or to sell their JV Stock for the same price. Failure to respond within the 30-day period following receipt of notice is considered notice by any Other Stockholder(s) that they wish to sell all their JV Stock;



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     (v)  Should any Other  Stockholder(s)  wish to sell,  and there be no Other
          Stockholder(s) desiring to buy, Seller shall be required to buy all JV Stock sought to be sold by such Other Stockholder(s);

     (vi) Should there be more than one Other Stockholder(s) desiring to buy Seller's JV Stock (the "Buyer(s)"), the shares will be allocated to the Buyers in proportion to their respective holdings of outstanding JV Stock;

     (vii)Should any Other Stockholder(s) wish to sell, the Buyer(s) shall have to purchase all JV Stock from the Seller and the Other Stockholder(s) wishing to sell at the Seller's original price per share when the process was initiated in proportion to their respective holdings of outstanding JV Stock;

     (viii) Auditor shall complete the transaction within 30 days. Should any Buyer(s) be unable to pay the purchase price for the JV Stock to be purchased, Seller and Other Stockholder(s) wishing to sell can purchase each Buyer(s) JV Stock for book value in accordance with the U.S. GAAP in proportion to their respective holdings of outstanding JV Stock;

     (ix) The process may be initiated at any time so long as there are two Stockholders;

     (x) Costs of Auditor in administering the process shall be borne by Seller and selling Other Stockholder(s) in proportion to their respective holdings of initiating JV Stock.

In addition to this process, with respect to its JV Stock, Cone is granted a put option to Isko, with the share price to be determined by the book value per share of JV in accordance with U.S. GAAP. Valuation will be performed by Auditor.

     5.2. Notification of Transfer Restrictions. Each of Isko and Cone shall cause (i) appropriate notations and entries to be made in the JV's share registry and the Articles of Association to reflect that the JV Stock is subject to transfer restrictions contained in this Agreement, and (ii) the certificates representing JV Stock to bear legends reflecting this Agreement.

                                   ARTICLE VI
                        CERTAIN CONVENANTS AND AGREEMENTS

     6.1. Financial and Other Information. (a) The Stockholders shall cause JV to prepare and deliver to each Stockholder:

     (i) As soon as available and in any event within 20 days after the end of each fiscal year of JV, an audited balance sheet of JV and its subsidiaries as at the



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         end of such fiscal year, and the related audited consolidated statements of income, stockholders' equity and changes in financial position of JV and its subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year (to the extent applicable), prepared both in Turkish in accordance with Turkish GAAP and in English in accordance with U.S. GAAP, each consistently applied, and all in reasonable detail;

     (ii) As soon as available and in any event within 15 days after the end of each of the first three quarters of each fiscal year of JV, a consolidated balance sheet of JV and its subsidiaries as of the end of such quarter, and the related consolidated statements of income, stockholders' equity and changes in the financial position of JV and its subsidiaries for such quarter and for the current fiscal year to date, setting forth in each case in comparative form the figures for the corresponding quarter in the previous fiscal year and the corresponding portion of JV's previous fiscal year (to the extent applicable), prepared both in Turkish in accordance with Turkish GAAP and in English in accordance with U.S. GAAP, each consistently applied, subject to changes resulting from year-end audit adjustments, all in reasonable detail and certified by the chief financial or accounting officer of the Company; and

     (iii)With reasonable promptness, such other information with respect to JV and its subsidiaries as any Stockholder may from time to time reasonable request.

     (b) JV shall permit any Stockholder and its respective employees, agents or representatives to visit and inspect any of the properties of JV and its subsidiaries, including its books of account, and to discuss its operations, financial condition and accounts with JV's officers and its independent public accountants, all at such reasonable times and as often as any Stockholder may reasonably request. The cost of such visits and inspections will be born by the requesting party.

     (c) The foregoing provisions shall not limit any rights which any Stockholder may have as a shareholder of JV under applicable laws.

     6.2. Confidentiality. Each Stockholder shall not use or disclose to any third party (other than their respective financial advisors, attorneys and other agents and representatives) any information relating to JV, this Agreement, the business and operations of JV or the transactions contemplated hereby, except such information as is required to be disclosed by applicable law or is or becomes generally available to the public other than through a breach of this Agreement ("Confidential Information"). Each Stockholder shall, and shall cause each of its Affiliates to, take such reasonable precautions as are necessary to prevent use or disclose of Confidential Information by or to others.



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     6.3. Public Announcements.  Except as ordered or required by any applicable law or competent judicial, governmental or other authority or in accordance with the requirements of any stock exchange, no Stockholder shall issue any press release or make any other public statement relating to this Agreement or any of the transactions contemplated by this Agreement without obtaining the prior written approval of each other Stockholder, where such approval shall not be unreasonably withheld, as to the contents and the manner of presentation and publication of such press release or public statement.

     6.4. Compliance with Laws. Isko and Cone shall, and each shall cause JV to, comply in all material respects with applicable Turkish and U.S. laws in carrying out the Project, conducting the business and operations of the JV and consummating the transactions contemplated hereby or ancillary hereto.

                                   ARTICLE VII
                                  MISCELLANEOUS

     7.1 Definitions. (a) Each of the following terms is defined in the section set forth below opposite such term:

     Additional Contribution........................................4.2
     Auditor  5.1
     Board of Directors.............................................1.1
     Articles of Association........................................Recital E
     Cone...........................................................Introduction
     Confidential Information.......................................6.2
     Contribution Notice............................................4.2
     CEO............................................................2.3
     CFO............................................................2.3
     Director.......................................................2.1
     Extraordinary Action...........................................1.2
     Fundamental Action.............................................2.2b
     Initial Business Plan..........................................2.4
     Isko...........................................................Introduction
     JV.............................................................Recital B
     JV Stock.......................................................Recital C
     Ordinary Action................................................1.1
     Other Stockholder(s)...........................................5.1
     Project........................................................Recital A
     Signature Circular.............................................3.1(b)

     (b) The following terms, as used herein, have the following meanings:

     "Administrative Services Agreement" means the Administrative Services Agreement, dated as of the date hereof, between Isko and JV, as amended from time to time.

     "Annual Business Plan" means the annual business plan for JV for any fiscal year, including without limitation the operating and capital budget for such fiscal year, in substantially the format and level of detail as is set forth for the first full fiscal year following the Commercial Operation Date in the Initial Business Plan (except that pursuant to Section 2.4, the Annual Business Plan for the second and third full fiscal years following the Commercial Operation Date may have less detail than the plan for the first full fiscal year).

     "Business  Plan" means the  Initial  Business  Plan or any Annual  Business
Plan.

     "Chairman" means the director of JV named by the directors of JV appointed by Cone to perform that function in respect of JV.

     "Commercial Agreement" means the Commercial Agreement, dated as of the date hereof, among Isko, Cone and JV, as amended from time to time.

     "Commercial Operation Date" means the date on which JV commences commercial sales, as specified in a resolution of the Board of Directors.

     "License Agreement" means the License Agreement, dated as of the date hereof, among JV, Isko, and Cone, as amended from time to time.

     "Lien" means any mortgage, lien, pledge, security interest, encumbrance or other adverse claim, as expressly created by this Agreement or the Articles of Association.

     "Permitted Transferee" means, with respect to any Stockholder, any direct or indirect wholly owned subsidiary of such Stockholder, any Person of which such Stockholder is the direct or indirect wholly owned subsidiary, and any Person which is a direct or indirect wholly owned subsidiary of a Person of which such Stockholder is the direct or indirect wholly owned subsidiary. For purposes of determining whether a subsidiary is wholly owned, directors' or other statutory qualifying shares shall not be taken into account.

     "Person" means an individual, corporation, partnership, trust or other entity, including a governmental or political subdivision or an agency or an instrumentality thereof.

     "Stockholder" means any holder of JV Stock.

     "US$" means United States Dollars.

     "TL" means Turkish Lira.

     "Transfer Price Agreement" means the Transfer Price Agreement, dated as of the date hereof, between JV, Cone and Isko, as amended from time to time.

     "U.S. GAAP" means the accounting principles generally accepted in the United States of America from time to time.

     "Turkish GAAP" means the accounting principles generally accepted in the Republic of Turkey from time to time.


     7.2. Termination. (a) This Agreement shall terminate (i) at any time by mutual written agreement of all Stockholders, (ii) in the event Isko is no longer a Stockholder, upon notice by Cone to the other Stockholders, (iii) in the event Cone is no longer a Stockholder, upon notice by Isko to the other Stockholders, (iv) at the option of a Stockholder when there shall be a material breach by any other Stockholder of any provision of this Agreement or a substantial failure by any other Stockholder to perform one or more of its obligations under this Agreement, which shall not have been cured within thirty
(30) days after written notice specifying the nature of such breach or failure, or (v) upon Isko's request, should LSE not order at least 6 million yards as contemplated by this Agreement during any 12-month period ending on or after April 1, 2004, or (vi) upon the earlier of June 17, 2007, as that expiration date may be extended as described in Section 7.2 (b) or its termination in accordance with this Section 7.2 (a) (i), (ii), (iii), (iv) or (v).

     (b) Unless this  Agreement  has or is to be  terminated as described in 7.2
(a) (i), (ii), (iii), (iv) or (v), the term (the expiration date) of this Agreement shall, upon May 15, 2007, be automatically extended by one year, unless Cone or Isko provides written notice to the other during the month of April of the prior year, of its desire not to extend the term (for example, if such notice of non-extension is not given in April 2006, the term of this Agreement shall automatically be extended to May 15, 2008). If notice of non-extension is given, the term of the Agreement shall expire on the then-effective expiration date.

     (c) It is understood and agreed that, with respect to the termination of this Agreement, the parties shall be bound to perform their obligations in respect of orders outstanding as of the date of termination.

     (d) Liquidation: (i) In the event that this Agreement is terminated in accordance with the provisions of Section 7.2 or upon the occurrence of a mandatory liquidation event under the Turkish Commercial Code, the Stockholders agree to call an extraordinary Stockholders Meeting and vote their JV Stock for the dissolution and liquidation of JV and its assets in accordance with the provisions of the Turkish Commercial Code and to take and cause JV to take all action necessary to ensure prompt liquidation of JV.

     (ii) In the event of liquidation of JV, the members of the Board of Directors at the time of such liquidation shall act as liquidators and the proceeds from the liquidation of JV shall be distributed to the Stockholders in proportion to their shareholdings in JV at such time.


     7.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Turkey, without giving effect to the conflict of law rules thereof.

     7.4. Arbitration. (a) Any and all disputes, controversies and claims arising out of, involving, or relating to the Agreement shall be referred to, settled and finally resolved exclusively by arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with such rules. Cone and Isko shall each appoint one arbitrator and a third arbitrator will be appointed by the two arbitrators appointed by the parties. The place of the arbitration shall be Zurich, Switzerland. The language to be used in the arbitral proceedings shall be English.

     7.5. Recapitalizations, Exchanges, etc. Affecting JV Stock. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to any and all shares of capital stock of JV or any successor or assign of JV (whether by merger, consolidation, sale of assets otherwise) which may be issued in respect of, in exchange for, or in substitution of shares of JV Stock, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

     7.6. Amendment, Assignment, etc. Neither this Agreement nor any term hereof may be amended, changed, waived, discharged or terminated orally, but only by an instrument in writing, signed by the party against which enforcement of such amendment, change, waiver, discharge or termination is sought. This Agreement shall be binding upon the respective successors and permitted assigns of the parties hereto. This Agreement shall not be assignable or otherwise transferable by a party without the prior written consent of the other parties hereto and any attempt to so assign or transfer this Agreement without such consent shall be void and of no effect.

     7.7. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be in writing and shall be deemed validly given upon personal delivery or one day after being sent by telecopy or overnight courier service:

     (a)  if to Isko, at:
          Isko  Dokuma  Isletmeleri  Sanayi  ve  Ticaret  A.S.
          Organize Sanayi Bolgesi
          3. Cadde 16425
          Inegol/BURSA

          Telecopy: +90-224-714-8016

     (b)  if to Cone, at:
          c/o Cone Mills  Corporation
          804 Green  Valley  Road
          Greensboro,  North Carolina 27408
          Attention: General Counsel Telecopy:
          336-379-6972

or at such other address and telecopy number as Cone or Isko may designate by written notice to the other Stockholders; and if to any other, at such address and telecopy number as such Stockholder may designate by written notice to the other Stockholders.

     7.8. Permitted Transferee Shares. References herein to any Stockholder (including Isko and Cone) shall be interpreted to include Permitted Transferees of such Stockholder holding shares of JV Stock.

     7.9. Expenses. Except as otherwise specifically provided in this Agreement, each party hereto shall pay all its own costs and expenses incident to this Agreement and the transactions contemplated hereby, including legal and accounting fees and disbursements.

     7.10. Severability; Invalidity. (a) If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to this
Agreement to the extent possible. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

     (b) If any provision of the Articles of Association is at any time in conflict with any of the provisions of this Agreement, the provisions of this Agreement shall prevail and the parties shall exercise all voting and other rights and powers available to them as stockholders and otherwise so as to give effect to the provisions of this Agreement and shall further, if necessary, procure any required amendment of the Articles of Association provided that nothing contradicts with the applicable Turkish Law.

     7.11. No Third Party Beneficiaries. Nothing in this Agreement will be construed as giving any Person, other than the parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

     7.12. Translation. This Agreement has been concluded in the English language and in the event of any inconsistency between the original English version and any translation, such English version shall govern.

     7.13. Integration; Section Headings; Counterparts; etc. This Agreement (including the Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the entire agreement of the parties relating to the subject matter hereof and supersede any and all prior agreements, arrangements and understandings relating thereto. The section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. This Agreement may be executed in any number of counterparts each of which shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any transaction contemplated by the Project shall create the relationship of partners, joint venturers or principal and agent among the parties hereto, except as expressly provided herein or therein. None of the parties hereto have any authority to represent or bind the other parties in any manner whatever, except as provided expressly herein or otherwise agreed in writing among the parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                         ISKO DOKUMA ISLETMELERI SANAYI
                           VE TICARET A.S.


                         By /s/Zekeriye Konukoglu
                         Name: Zekeriye Konukoglu
                         Title:


                         CONE MILLS CORPORATION


                         By s/s Neil W. Koonce
                         Name: Neil W. Koonce
                         Title: Vice President


                         Zekeriye Konukoglu


                         By /s/ Zekeriye Konukoglu
                         Name: Zekeriye Konukoglu
                         Title:


                         Fatih Konukoglu


                         By /s/ Fatih Konukoglu
                         Name: Fatih Konukoglu
                         Title:


                         Oguzhan Gurdogan


                         By /s/ Oguzhan Gurdogan
                         Name: Oguzhan Gurdogan
                         Title: Dep. V. P.